SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 19, 2020

(February 19, 2020)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On February 19, 2020, Bausch Health Companies Inc. (the “Company”) issued a conditional notice of redemption to redeem all of its outstanding 6.500% Senior Secured Notes due 2022 (the “2022 Notes) and the 7.000% Senior Secured Notes due 2024 (the “2024 Notes” and, collectively with the 2022 Notes, the “Existing Notes”). The redemption is expected to occur on March 19, 2020 (the “Redemption Date”), subject to satisfaction or waiver by the Company of the Condition (as defined below). The Existing Notes were issued under an indenture dated as of March 21, 2017, by and among the Company, the guarantors signatory thereto and The Bank of New York Mellon, as trustee and collateral agent, as supplemented and amended (the “Indenture”). The Existing Notes will be redeemed pursuant to Article 3 of the Indenture if the Condition is satisfied or waived. The redemption price for the 2022 Notes will be $1,016.25 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption price for the 2024 Notes will be $1,035.00 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date.

The redemption of the Existing Notes is conditioned upon the completion by the Company or its subsidiaries of one or more debt financings in an aggregate principal amount of at least $3.25 billion more than the amount necessary to refinance any existing term B loans outstanding under the Company’s existing credit agreement (the “Condition”). Any such financings are subject to market and other conditions.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

Credit Agreement Amendment

On February 19, 2020, the Company issued a press release announcing that it is seeking to amend and refinance its existing credit agreement in order to extend and reprice its existing term loan facilities and revolving credit facility and make certain other amendments to the terms of the facilities in connection therewith (collectively, the “Credit Agreement Refinancing”). The proceeds of the new term B loans and from the expected issuance of the new secured debt securities (the “New Notes”) by Bausch Health Americas, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“BHA”), along with cash on hand, are expected to be used to redeem in full the Existing Notes, to refinance BHA’s outstanding term B loans under the Company’s existing credit agreement and to pay related fees, premiums and expenses.

The press release was issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of the New Notes. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The New Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release announcing the launch of a refinancing amendment to the Credit Agreement and the conditional redemption of the Existing Notes, dated February 19, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
Name:	Paul S. Herendeen
Title:	Executive Vice President, Chief Financial Officer

Date: February 19, 2020